UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SINO CLEAN ENERGY INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒     No fee required.

☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

☐      Fee paid previously with preliminary materials:

☐      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount Previously Paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing Party:

(4)     Date Filed:

SINO CLEAN ENERGY INC.
Room 1502, Building D, Wangzuo International City Building
No. 1 Tangyan Road, Gaoxin District
Xi'an, Shaanxi Province, People’s Republic of China

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on November 18, 2011

TO THE STOCKHOLDERS OF SINO CLEAN ENERGY INC.:

The Annual Meeting of the stockholders of Sino Clean Energy Inc., a Nevada corporation (“Company”), will be held on November 18, 2011, at 9:00 a.m. (China time), at the offices of the Company, located at Room 1502, Building D, Wangzuo International City Building, No. 1 Tangyuan Road, Gaoxin District, Xi’an, Shaanxi Province, the People’s Republic of China, for the following purposes:

1.           To elect five (5) directors;

2.           To ratify appointment of Weinberg & Company, P.A. as the Company’s independent accountants for the fiscal year ending December 31, 2011;

3.           To conduct an advisory vote approving executive compensation;

4.           To conduct an advisory vote regarding the frequency of advisory votes to approve executive compensation; and

6.           To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

The close of business on September 22, 2011 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s offices during the 10-day period preceding the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the board of directors to sign, date and return the enclosed proxy card promptly.  Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof.  A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.  You may obtain directions to the meeting by calling our offices at +86 88447960 ext. 802.  This Proxy Statement, a form of proxy and our most recent Annual Report are available to view online at the following internet address: http://www.sinocei.net.

By Order of the Board of Directors,
/s/ Baowen Ren
Baowen Ren
Chief Executive Officer

Dated: October 14, 2011

Sino Clean Energy Inc.

Room 1502, Building D,

Wangzuo International City Building

No. 1 Tangyan Road, Gaoxin District

Xi'an, Shaanxi Province, People’s Republic of China

PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held on November 18, 2011

PROXY SOLICITATION

The Company is soliciting proxies on behalf of the Board of Directors in connection with the annual meeting of stockholders on November 18, 2011 and at any adjournment thereof. The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy, and any additional material that may be furnished to stockholders. Proxies also may be solicited through the mails or direct communication with certain stockholders or their representatives by Company officers, directors, or employees, who will receive no additional compensation therefor.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted for each of the proposals.  Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above address.

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed to the Company’s stockholders is October 24, 2011.

Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

1

GENERAL INFORMATION ABOUT VOTING

Record Date; Outstanding Shares; and Voting Rights

Only stockholders of record at the close of business on September 22, 2011 (the “Record Date), are entitled to receive notice of, and vote at our annual meeting.  As of the Record Date, the Company had outstanding 24,073,465 shares of common stock being the only class of stock entitled to vote at the annual meeting. Each share of our common stock is entitled to one vote on all matters.

Quorum Requirement for the Annual Meeting

The holders of a majority of the shares entitled to vote at the annual meeting must be present at the annual meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you:

•	Are present and vote in person at the Annual Meeting; or
•	Have voted on the Internet or by properly submitting a proxy card or vote instruction form by mail.

If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.

Votes Required for Approval

Proposal 1: Election of Directors. Directors are elected by a plurality vote, and the five nominees who receive the most votes will be elected. In the election of Directors, votes may be cast in favor of all nominees or to withhold voting with respect to specific nominees.

Proposal 2: Ratification of Appointment of Auditors. The affirmative “FOR” vote of a majority of the votes cast is necessary for approval of such proposal. A majority of votes cast means that the number of shares cast “for” the proposal exceeds the number of votes cast “against” that proposal.

Proposal 3: Advisory Vote To Approve Executive Compensation. The advisory vote is not binding on the Company, the Board of Directors, or management, however an affirmative “FOR” vote of a majority of the votes cast will indicate stockholder approval of the executive compensation. This advisory vote is being submitted to stockholders pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78n-1).

Proposal 4: Advisory Vote To Approve The Frequency Of Advisory Votes On Executive Compensation. The advisory vote to approve the frequency of advisory votes on executive compensation. is not binding on the Company, the Board of Directors, or management, however an affirmative “FOR” vote of a majority of the votes cast will indicate stockholder approval to hold advisory votes on executive compensation every year. This advisory vote is being submitted to stockholders pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78n-1).

Broker Non-Votes and Abstentions

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the annual meeting are “non-routine,” except for the proposal to ratify the appointment of Weinberg & Company, P.A., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. In tabulating the voting result for the particular proposals set forth above, abstentions and broker non-votes will have no effect on the proposals being voted upon, assuming that a quorum is obtained.

Please note that the rules regarding how brokers may vote your shares have changed. Brokers may no longer vote your shares on the election of directors or on executive compensation matters in the absence of your specific instructions as to how to vote so we encourage you to provide instructions to your broker regarding the voting of your shares.

Tabulation of Votes

The votes received by proxy will be tabulated and certified by our transfer agent, Signature Stock Transfer.  All other votes will be tabulated by an inspector of election at the meeting.

VOTING

If you are a stockholder of record, you may vote in person at the annual meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you may vote by proxy using the enclosed proxy card. To vote by proxy using the enclosed proxy card (only if you received a printed copy of these proxy materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided. You may also fax or email your proxy card to our transfer agent, Signature Stock Transfer, at (972) 612-4122 or signaturestocktransfer.msn.com.

If you vote by proxy, your vote must be received by 12:00 p.m. Eastern Time on November 17, 2011 to be counted.

If you are not a stockholder of record, please follow the directions provided to you by your bank or broker.  If you wish to vote in person at the meeting, please contact your bank or broker to learn the procedures necessary to allow you to vote your shares in person.

You may revoke any proxy by notifying the Company in writing at the Company’s address, Attn: Secretary, or by voting a subsequent proxy or in person at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated, the following table sets forth certain information regarding our common stock beneficially owned on the record date, September 22, 2011, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of September 22, 2011 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. To the best of our knowledge, subject to community and martial property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Name and Address of Beneficial Owners (1)	Amount of Beneficial Ownership	Percent of Class

Baowen Ren, Director and Chief Executive Officer(2)	3,272,855	13.51%
Wen (Wendy) Fu, Chief Financial Officer (3)	10,000	*
Hon Wan Chan, Vice President of Finance	10,000	*
Peng Zhou, Director	75,260	*
Wenjie Zhang, Director	21	*
Zhixin Jing, Director	-	-
Gang Sheng, Director	-	-
Paul Kam Shing Chiu, Director(4)	100,000	*
Investwide(5)	2,241,229	9.04%
Concentra Trust ITF Paragon Managed Accounts(6)	1,857,161	7.53%
Trillion Growth China LP(7)	1,563,737	6.42%
All officers and directors as a group (8 total)	3,468,136	14.25%

 * less than 1%

(1)
Unless otherwise noted, the address for each of the named beneficial owners is: Room 1502, Building D, Wangzuo International City Building, No. 1 Tangyan Road, Gaoxin District, Xi'an, Shaanxi Province, People's Republic of China.

(2)	Consists of 3,114,960 shares of common stock and 157,895 shares of our common stock issuable upon the exercise of Series B Warrants beneficially owned by Mr. Ren.

(3)	Represents options to acquire 10,000 shares of common stock.

(4)	Represents options to acquire 100,000 shares of common stock.

(5)
Consists of 280,702 shares of common stock and 197,368 shares of our common stock issuable upon the exercise of Series B Warrants held by Investwide LLC and 1,236,843 shares of our common stock and 526,316 shares of our common stock issuable upon the exercise of Series B Warrants held by Investwide Capital LLC, based upon such investor’s holdings as of December 31, 2010. Mr. Yong Li is the Managing Director of Investwide LLC and Investwide Capital LLC and has voting and dispositive power over all shares held by these entities. The address of Investwide LLC and Investwide Capital LLC is 32 Broadway, Suite 1701, New York, New York 10004.

(6)
Consists of 1,264,450 shares of common stock and 592,711 shares of our common stock issuable upon the exercise of Series B Warrants, based upon such investor’s holdings as of December 31, 2010. Paradigm Portfolio Management Corporation, as a portfolio manager of the stockholder, has voting and dispositive power over the shares held by Concentra Trust ITF Paradigm Managed Accounts, and claims such beneficial ownership. Kyle Kozuska is the President of Paradigm Portfolio Management Corporation. The address for Paradigm Portfolio Management Corporation is 300-110 21st Street E., Saskatoon, SK, CAN, S7K 0B6.

(7)
Consists of 1,034,965 shares of common stock and 299,287 shares of our common stock issuable upon the exercise of Series B Warrants, based upon such investor’s holdings as of December 31, 2010. The limited partners of Trillion Growth China LP have voting and dispositive power over the shares held by the stockholder, and they can be deemed to beneficially own such shares. The address for Trillion Growth China LP is 10th Floor, Bankers Hall West Tower, Calgary, Alberta, T2P 5C5, Canada.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees of the Board of Directors

The Board of Directors has nominated Baowen Ren, Peng Zhou, Wenjie Zhang, Zhixin Jing and Paul Kam Shing Chiu for election as directors. Gang Sheng is not standing for re-election. Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders to or until their successors are elected and shall qualify. If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute whom the Board nominates.

The following pages set forth the names, ages and director start dates of the persons that the Board has nominated for election as directors, their respective principal occupations or brief employment history for the past five years and the names of other publicly-held companies of which each serves or has served as a director during the past five years.

Directors	Position/Title	Age	Company Director Since	Other Public Directorships

Baowen Ren	Chief Executive Officer and Chairman of the Board	41	October 2006

Peng Zhou	Director	42	October 2006

Wenjie Zhang (1)(2)(3)	Independent Director	38	October 2006

Zhixin Jing (1)	Independent Director	51	March 2011

Paul Kam Shing Chiu (1)	Independent Director	66	August 2011	China Ritar Power Corp.

(1)	Serves as a member of the Audit Committee.

(2)	Serves as a member of the Compensation Committee.

(3)	Serves as a member of the Nominating and Corporate Governance Committee.

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders or until they resign or are removed from office in accordance with our bylaws.  Set forth below are the respective principal occupations or brief employment histories of the five nominees and the periods during which each has served as a director of the Company. Any gap in employment background of an individual indicates that the individual did not obtain work experience relevant to his or her role as a director during such period.

Baowen Ren has served as the Company’s Chief Executive Officer and Chairman of the Board since October 2006. He is primarily responsible for the overall strategic planning, formulation of the corporate policies, the corporate development and also the day-to-day management of the Group. Mr. Ren has over 16 years of management experience in the manufacturing industry. In 1995, he established the Shaanxi Blue Tide Apparel Manufacturing Group. From January 2003 to December 2009, Mr. Ren served as the Chairman of the Board and Chief Executive Officer of Suo'ang BST. Mr. Ren, is a prominent figure in China's CWSF industry with over seven years' experience in CWSF research, development and sales. As a member of the China CWSF Research Center, the China Association of Environmental Protection Industry, and the China Association of Low-Carbon Economy, Mr. Ren is very familiar with China's clean energy policies, regulations, directions and the role that CWSF plays within China's clean coal technology plan. Since 2005, Mr. Ren has built the largest CWSF production base in northwest China. In 2008, Mr. Ren issued the paper "The Development of CWSF under the Movement of National Energy Conservation and Emission Reduction", which was adopted by the National CWSF Promotion Work Conference Paper Collection. Mr. Ren has been awarded numerous accolades and acknowledgements for his achievements and success, including a designation as "Shaanxi Top 10 Entrepreneur". Mr. Ren is a member of the Political Consultative Conference Shaanxi Tongchuan Committee. Mr. Ren graduated with a B.A. degree Chinese Language and Literature from Shaanxi Normal University in 1992 and a master degree in business administration from Northwest Jiao Tong University in 2009. Among other qualifications, Mr. Ren brings to the board both executive leadership experience and CWSF manufacturing experience, including production, operation, research and development and sales. Furthermore, Mr. Ren’s comprehensive understanding of China’s clean energy policies, regulations, and development trends help the board to plan its corporate strategy and practices.

Peng Zhou has served as a director on our Board since October 2006 and as Chief Operating Officer of Shenyang Energy since October 2009. Mr. Zhou is primarily responsible for production, research and product development, and technology teams. He has over 10 years of experience in the industry of manufacturing CWSF. He served as the General Manager of Suo'ang BST from January 2005 to December 2009. In April 2000, Mr. Zhou established Shaanxi Pengyuan Technology Co., Ltd. and served as the General Manger of the company. In 1992, Mr. Zhou graduated from Xi'an Jiao Tong University and received a B.A. degree in Statistics. Mr. Zhou brings to the board over 10 years of operational experience in the industry of CWSF manufacturing, research and development.

Wenjie Zhang has served as a director on our Board since October 2006. Mr. Zhang is primarily responsible for the design and planning of the Company’s production facilities. He has over 13 years of experience in business and production facilities construction administration. He was the co-founder of Suo'ang BST. From January 2002 to December 2005, Mr. Zhang was the Manager of Engineering Department of Hanzhong International Trade Co., Ltd. In 1995 Mr. Zhang graduated from the Xi'an Science Institution and received a B.A. degree in Administration, and in 1997 graduated from Shaanxi Hanzhong Business College and received a Bachelor Degree in Business and Trade. Among other qualifications, Mr. Zhang brings to the board over 13 years of experience in engineering and production facilities construction. Mr. Zhang’s extensive experience with a local engineering company enables him to provide valuable insight to the board.

Zhixin Jing has served as a director on our Board since March 2011. Mr. Jing is primarily responsible for the Company’s financial and accounting function including reviewing the Company’s financial position and responsible for the strategic investment planning and corporate finance activities. He has over 18 years of experience in providing corporate finance, restructuring, accounting and audit advisory services. In 2010, Mr. Jing was the General Manager of Shaanxi Branch of Lianhe Credit Management Co., Ltd. From 2005 to 2010, he was an assistant to the chairman of the board of directors of Jiaxin Group and financial advisor to Great Tang Dynasty Xi City Property Co., Ltd. From 1998 to 2004, Mr. Jing was the financial controller of Xi’an City Development and Investment Co. Ltd. which was jointly owned by Xi’an Construction Committee, Xi’an Land Office, Xi’an Development and Reform Commission, Xi’an Public Utilities Administration and Xi’an Planning Bureau. He holds a Bachelor degree in Accounting from Xi'an Jiaotong University. Among other qualifications, Mr. Jing brings the board and Audit Committee over 18 years of comprehensive experience in financial management and corporate finance.

Paul Kam Shing Chiu has served as a director on our Board since August 2011. has been serving as a director of Wai Chong Company, a member of the Chinese Gold & Silver Exchange in Hong Kong, since January 2011.  He was also appointed as independent director of China Ritar Power Corp., a Chinese battery manufacturer, and a director of Lightscape Technologies Inc., a company providing LED solution services and engaged in outdoor media advertising in Hong Kong and China, in June 2011. From December 2005 to December 2010, Mr. Chiu was a financial consultant for Lightscape Technologies Inc., responsible for SEC financial reporting and compliance.  Mr. Chiu received a bachelor of commerce degree in accounting and business studies from the University of Ottawa in Canada in 1969. He received an MBA from the University of British Columbia in Canada in 1970. Mr. Chiu became a Chartered Accountant of Canada in 1972.  He is also a member of the Ontario Institute of Chartered Accountants and Canadian Institute of Chartered Accountants.

 Board Leadership Structure and Risk Oversight

It is the role of the board of directors to oversee risk in the risk management process. The risk oversight process is the means by which the board determines that the Company has in place a robust process for identifying, prioritizing, sourcing, managing and monitoring its critical risks and that process is improved continuously as the business environment changes.

The Board conducts appropriate oversight and monitoring to ensure policies are carried out and processes are executed in accordance with management’s selected performance goals and risk tolerances. The Audit Committee of the board regularly meets to review financial and operational items with management and the Company’s independent auditors.  Although the Board does not regularly review formal reports from members of senior management and committees on areas of material risk to the Company, including operational, financial, legal, strategic and regulatory risks, the Company’s Board is in regular contact with the Co-Chief Executive Officers, both of whom report directly to the board and who supervise day to day risk management. Through the risk oversight process, the Board:

1.	Obtains an understanding of the risks inherent in the corporate strategy and the risk appetite of management in executing that strategy;

2.	Assess useful information from internal and external sources about the critical assumptions underlying the strategy; and

3.	Stays on alert for organizational dysfunctional behavior that can lead to excessive risk taking, and provides input to executive management regarding critical risk issues on a timely basis.

The Board of Directors believes that Mr. Ren’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of us and our stockholders. Mr. Ren possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us and our business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, customers and suppliers.

Family Relationships

There are no family relationships between or among any of our current directors, executive officers or persons nominated or charged by us to become directors or executive officers. There are no family relationships among our officers and directors and the officers and directors of our direct and indirect subsidiaries.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

(a)
Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c)
Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; and

(d)
Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(a) of the Exchange Act

Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that for the year ended December 31, 2010, our directors and executive officers complied with Section 16(a) filing requirements applicable to them, except that:

Mr. Yong Li, who resigned as a director in November 2010, did not timely file a Form 4 reflecting the conversion of a $750,000 Senior Secured Convertible Note of the Company into  3,947,368 and 11,228,071 shares of common stock of the Company on October 29, 2009 and March 5, 2010, respectively. Mr. Li subsequently filed a Form 4 on April 1, 2010 reflecting the exercise of the Senior Secured Convertible Note.

Code of Ethics

On December 15, 2008, we adopted a code of ethics that applies to our officers, directors and employees, including our chief executive officer, senior executive officers, principal accounting officer, and other senior financial officers. Our code of ethics is available on our website at www.sinocei.net. A copy of our code of ethics will also be provided to any person without charge, upon written request sent to us at our offices located at Room 1502, Building D, Wangzuo International City Building, No. 1 Tangyan Road, Gaoxin District , Xi’an, Shaanxi Province, the People’s Republic of China.

Material Changes to the Procedures by which Security Holders May Recommend Nominees to the Board of Directors

On October 10, 2011, we adopted an amended and restated nominating committee charter. Under such charter, while there have been no material changes to the procedures by which our stockholders may recommend nominees to the board of directors, the board of directors may take into consideration as one of the factors in its evaluation of stockholder-recommended nominees, the size and duration of the share holdings of the recommending stockholder or stockholder group in relation to the total outstanding shares of the Company. The board of directors may also consider the extent to which the recommending stockholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

Board of Directors

Director Qualifications

We seek directors with established strong professional reputations and educational background or work experience in areas relevant to the strategy and operations of our businesses.  We also seek directors who possess the qualities of integrity and candor, who have strong analytical skills and who are willing to engage management and each other in a constructive and collaborative fashion.  We also seek directors who have the ability and commitment to devote significant time and energy to service on the Board and its committees.  We believe that all of our directors meet the foregoing qualifications.

Certain of our directors have strong technological backgrounds that are relevant to our industry.  Certain of our directors have backgrounds in accounting, public company reporting, compliance and management.  We believe that the backgrounds and skills of our directors bring a wide range of perspectives to the Board.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2010, the Board of Directors did not meet but took action by unanimous written consent four (4) times.   The Audit Committee did not meet but took action by unanimous written consent four (4) times.  The Compensation Committee and the Nominating and Corporate Governance Committee did not meet and did not take any action by unanimous written consent during the fiscal year ended December 31, 2010.  Each director is expected to attend meetings of our Board of Directors and meetings of committees of our Board of Directors of which he is a member, and to spend the time necessary to properly discharge his respective duties and responsibilities.

Board Committees

The Board of Directors has an audit committee, a nominating committee and a compensation committee. The Board created the three committees on December 15, 2008 and adopted amended and restated charters for all of such committees on October 10, 2011. We use the definition for independence set forth in Rule 5605(a)(2) of the NASDAQ Marketplace Rules to determine that we have a majority of the Board comprised of "independent" directors, and to determine that the committees of our Board are comprised of "independent" directors. Based on those standards, the Board has determined that Wenjie Zhang, Zhixin Jing, Gang Sheng and Paul Kam Shing Chiu are independent directors, who make up a majority of the directors on our Board. Accordingly, all of the members of the Audit Committee are independent within the meaning of Nasdaq Listing Rule 5605(a)(2).

Nominating and Corporate Governance Committee

The purpose of the nominating and corporate governance committee is to assist the Board of Directors in identifying qualified individuals to become members of our Board of Directors, in determining the composition of the Board of Directors and in monitoring the process to assess Board effectiveness. Wenjie Zhang is an independent member of the nominating and corporate governance committee. The nominating and corporate governance committee operates under a written charter and its criteria for selecting and appointing director nominees include the candidates educational background, past working experience, integrity and reputation in the industry. Diversity, as such, is not a criterion that the committee considers. Mr. Zhang is the Chairman of the nominating and corporate governance committee.

Compensation Committee

The compensation committee is responsible for assisting the Board in determining the compensation of the Company's executive officers, and for providing assistance and recommendations with respect to the compensation policies and practices of the Company. Each of  Wenjie Zhang and Gang Sheng are independent members of the compensation committee. The compensation committee operates under a written charter. Mr. Zhang is the Chairman of the compensation committee.

Audit Committee

Our audit committee consists of  Wenjie Zhang, Zhixin Jing and Paul Kam Shing Chiu, each of whom is independent. The audit committee engages the Company’s independent accountants, reviewing their independence and performance; reviews the Company’s financial disclosure, financial statements, and accounting principles, policies, and practices, scope and results of the annual audit, and internal audit and risk management processes and effectiveness of the Company’s internal control over financial reporting; reviews related party transactions, and maintains procedures for receipt and handling of reports regarding accounting or financial irregularities. The audit committee operates under a written charter. Mr. Chiu is the Chairman of the audit committee.

The Board of Directors determined that Mr. Chiu possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the NASDAQ Marketplace Rules and that he is an "audit committee financial expert" as defined by the rules and regulations of the SEC.

Audit Committee Report

In the performance of this oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management, and has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committee, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence; and based on the review and discussions referred above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

Based upon the reports, review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, be filed with the Securities and Exchange Commission.

As of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, in which the this Audit Committee Report was first published, the members of the Audit Committee were:

Albert Ching-Hwa Pu (Chairman)

Wenjie Zhang

Zhixin Jing

Summary of Compensation

The following summary compensation table indicates the cash and non-cash compensation earned for years ended December 31, 2010 and 2009 by our Chief Executive Officer and Chief Financial Officer and each of our other three highest paid executives, whose total compensation exceeded $100,000 (if any) for the years ended December 31, 2010 and 2009.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ( $)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ( $)	Total ($)
Baowen Ren,	2010	18,182							18,182
CEO	2009	17,518	-0-	-0-	-0-	-0-	-0-	-0-	17,518
Hon Wan Chan	2010	28,133							28,133
(2)	2009	26,277	-0-	-0-	-0-	-0-	-0-	-0-	26,277
Wendy Fu	2010	52,857							52,857
CFO(3)	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)
Compensation for the years shown was paid in RMB which, for reporting purposes, has been converted to U.S. dollars at the conversion rate of 6.6RMB to one U.S. dollar for 2010, 6.85 RMB to one U.S. dollar for 2009.

(2)	Mr. Chan served as our CFO from December 15, 2008 to February 12, 2010.

(3)	Ms. Fu was appointed CFO on February 12, 2010.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements with our Executive Officers

Described below are the employment agreements we have with our executive officers.  The agreements have expired, however each of the executives are continuing to serve pursuant to the terms of the prior agreements.  We are reviewing the prior agreements and expect to renew them in the near future. There are no change of control provisions in the employment agreements.

Employment Agreement with Baowen Ren

On June 10, 2010, we entered into an employment agreement with Mr. Baowen Ren to serve as our Chief Executive Officer for a term of one year with an annualized compensation of RMB120,000 (US$18,182). Mr. Ren is entitled to reimbursement of reasonable business expenses incurred in connection with his employment. We may terminate the employment agreement for cause or if Mr. Ren becomes disabled or dies. The employment agreement may also be terminated by us or Mr. Ren upon 30-day written notice. The employment agreement contains certain restrictive covenants applicable during his employment and thereafter preventing both competition with us and disclosure of our confidential information.

Employment Agreement with Hon Wan Chan

On December 15, 2008, we entered into an employment agreement with Mr. Chan for a term of one year with annualized compensation of RMB180,000 (US$26,777). Mr. Chan was also entitled to reimbursement of reasonable business expenses incurred in connection with his employment.  Concurrent with the employment agreement, we granted Mr. Chan an option to purchase up to 10,000 shares of the Company’s common stock pursuant to a non-qualified stock option agreement, at an exercise price equal to the last reported sale price per share in the over-the-counter market on the grant date. Mr. Chan resigned from his position as the Chief Financial Officer of the Company, effective February 12, 2010, but currently serves as the Vice President of Finance.

Employment Agreement with Wen (Wendy) Fu

On February 12, 2010, we entered into an employment agreement with Ms. Fu for a term of one year with a monthly salary of $5,000. Since March 2011, Ms. Fu has been receiving a monthly salary of $8,000. Ms. Fu is also entitled to reimbursement of reasonable business expenses incurred in connection with her employment. We may terminate the employment agreement for cause or if Ms. Fu becomes disabled or dies. The employment agreement may also be terminated by us or Ms. Fu upon a 30-day written notice. The employment agreement contains certain restrictive covenants applicable during her employment and thereafter preventing both competition with us and disclosure of our confidential information.

Concurrently with the employment agreement, we granted Ms. Fu an option to purchase up to 10,000 shares of the Company’s common stock pursuant to a non-qualified stock option agreement, at an exercise price equal to the last reported sale price per share in the over-the-counter market on the grant date. The option is exercisable for a period of two years from the grant date, unless Ms Fu’s employment is terminated. If the termination arises from Ms. Fu’s disability or death, the option is exercisable for up to a period of 12 months following the disability or death; and if we terminate Ms. Fu’s employment for cause, the option is terminated immediately. For any other termination, the option is exercisable for up to 3 months following such termination. With respect to shares of common stock that Ms. Fu acquires from exercise of the option, the Company has a 30-day right of first refusal if Ms. Fu proposes to dispose them in any manner.

 Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year Ended

December 31, 2010

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Baowen Ren	–	–	–	–	–		–	–	–
Wendy Fu	10,000	0	0	$4.35	2/11/2012		–	–	–

Compensation of Directors

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to directors listed below, who served as directors during any period of time for the year ended December 31, 2010.  There were no stock or option awards issued to any directors that were outstanding as of December 31, 2010.

DIRECTOR COMPENSATION TABLE
Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Baowen Ren (1)	2010		-0-	-0-	-0-	-0-	-0-
Peng Zhou (2)	2010		-0-	-0-	-0-	-0-	-0-
Wenjie Zhang (2)	2010		-0-	-0-	-0-	-0-	-0-
Zidong Cao (3)	2010	10,000	-0-	-0-	-0-	-0-	-0-
Albert China-Hwa Pu (4)	2010	39,000	-0-	-0-	-0-	-0-	-0-
Yong Li(5)	2010	29,250	-0-	-0-	-0-	-0-	-0-

(1)	Mr. Ren does not receive additional compensation for his service as a director
(2)	We do not have any compensation arrangements with this director.
(3)
Dr. Cao was appointed to our board of directors effective December 15, 2008, and is entitled to receive annual compensation of $10,000 for his services rendered as a director, as well as member of the audit, compensation and nominating committees. Dr. Cao resigned as a director on March 14, 2011.

(4)
Mr. Pu was appointed to our board of directors effective November 24, 2009, and is entitled to receive annual compensation of $39,000 for his services as a director, as well as a member of the audit, compensation and nominating committees.  We also agreed to include Mr. Pu as an insured under our directors and officers insurance, and agreed to reimburse Mr. Pu for reasonable expenses incurred in connection with the performance of duties as a director of the Company, including travel expenses.  Mr Pu resigned as a director on April 15, 2011.

(5)
Mr. Li was appointed to our board of directors effective March 3, 2009, and is entitled to receive annual compensation of $39,000 for his services as a director, as well as a member of the audit, compensation and nominating committees.  We also agreed to include Mr. Li as an insured under our directors and officers insurance.  Mr. Li  resigned as a member of the Board on November 16, 2010.

Certain Relationships and Related Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Acquisition of Minority Interest

On June 30, 2008, we entered into a Securities Purchase Agreement with Mr. Peng Zhou, who is one of our directors and at that time was our Chief Operating Officer of Suo'ang BST, to acquire his 20% equity ownership interest in Suo'ang New Energy. Pursuant to the terms of our agreement with Mr. Zhou was to receive 750,000 shares of our common stock as consideration for the sale of the interest. Additionally, Mr. Zhou agreed to waive any and all rights he may have to any distributions and/or payments from Suo'ang New Energy beginning January 1, 2008. Suo'ang New Energy was 80% owned by Suo'ang BST, which was controlled by Hangson, through a series of contractual arrangements. 20% of Suo'ang New Energy was owned by Mr. Peng Zhou. Hangson was entitled to acquire the remaining 20% of Suo'ang New Energy from Mr. Zhou. However, the transfer was not completed, and although Mr. Zhou remained as the record stockholder of Suo'ang New Energy, he still received 750,000 shares of common stock as consideration for the agreement. On November 10, 2009, Suo'ang BST and Hangson entered into a subsequent share transfer agreement with Suoke Clean Energy to transfer 80% of Suo'ang New Energy's equity interests to Suoke Clean Energy and, Mr. Zhou, with Hangson's consent, entered into a share transfer agreement with Suoke Clean Energy to transfer the remaining 20% equity interest of Suo'ang New Energy.

Other than the above transactions, neither we, our subsidiaries nor our former VIEs have entered into any material transactions with any director, executive officer, nominee for director, beneficial owner of five percent or more of our common stock, or family members of such persons since January 1, 2007.

Loans by Related Parties

In 2008, Mr. Zhou and Mr. Ren loaned $395,049 and $70,000, respectively, to Suo'ang BST to facilitate its operations. Mr. Ren made additional loans in the amount of $3,466 in 2009. The loans were interest-free, unsecured and are due on demand. As of December 31, 2010, Mr. Zhou's loan had been repaid in full. As of June 30, 2011 and December 31, 2010 amounts due to Mr. Ren were $48,457.

On December 29, 2010, the Company made a loan of RMB 70 million (US $10,307,912) to Suo’ang BST, which is a former consolidated variable interest entity of the Company.  The Company’s chairman and CEO, is also a stockholder, director, chairman and legal representative of Suo’ang BST.  The loan was due March 31, 2011.  On March 22, 2011, Suo’ang BST repaid the full amount of the principal with interest to the Company.

The purpose of the loan was to provide funds to be contributed to the registered capital to Suo’ang BST, so that such registered capital was paid up at the time of Suo’ang BST’s annual inspection.  The Company believed that it was in its best interest to loan the funds, for if Suo’ang BST did not have sufficient registered capital it would have failed such annual inspections.  The consequences of such failure include fines and the disqualification of all directors and officers of Suo’ang BST, including the Company’s chairman and CEO, from serving as a director or senior officer of any PRC company, which would have included the Company’s PRC operating subsidiaries, for a period of three years.  The Company believes the removal of the chairman and CEO from his positions with the Company would have had a significant adverse impact on the management and operations of the Company.  The Company believes this was for a valid business purpose.  The Company has consulted with its legal counsel and audit committee and believes the transaction was appropriate.

Procedures for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. It is the Company’s policy to not enter any transaction (other than compensation arrangements in the ordinary course) with any director, executive officer, employee, or principal stockholder or party related to them, unless authorized by a majority of the directors having no interest in the transaction, upon a favorable recommendation by the Audit Committee (or a majority of its disinterested members). We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Promoters and Certain Control Persons

On October 18, 2006, we entered into and consummated the share exchange under the Exchange Agreement. As a result of the share exchange, Hangson became our wholly owned subsidiary, and the stockholder of Hangson acquired 2,600,000 shares of our common stock, representing approximately 92% of our issued and outstanding common stock. Prior to the closing of the Exchange Agreement, on September 30, 2006, Peter Day, the Company's former CEO, President, CFO and sole director, purchased all of our assets and shares in Endo Networks, Inc., a corporation incorporated under the laws of Canada from us pursuant to an Asset and Share Purchase Agreement dated as of June 26, 2006. As consideration for all of the assets, and all of the shares of Endo Networks Inc., Mr. Day assumed all of our liabilities prior to the Share Exchange, except for certain excluded liabilities.

SEC filings sometimes “incorporate information by reference.” This means that we are referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless we specifically state otherwise, this proxy statement shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares on this proposal, unless you direct the holder how to vote by marking your proxy card.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed Weinberg & Company P.A. (“Weinberg”) as the Company’s independent accountants for the fiscal year ending December 31, 2011, subject to the ratification by stockholders. Representatives of Weinberg are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement, if they so desire. In the event the stockholders fail to ratify the selection of Weinberg, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Services and Fees of Independent Accountants

Aggregate fees billed to the Company by Weinberg during the last two fiscal years were as follows:

Audit Fees

The aggregate fees billed by Weinberg for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2010 and 2009 was $384,115 and $262,890, respectively.

Audited-Related Fees

For the years ended December 31, 2010 and 2009, there were no fees billed by Weinberg for services reasonably related to the performance of the audit or review of the financial statements outside of those fees disclosed above under “Audit Fees”.

Tax Fees

For the year ended December 31, 2010, the Company incurred $15,750 in fees from Weinberg for services related to tax compliance, tax advice and tax planning work.

For the year ended December 31, 2009, the Company incurred no fees from Weinberg for services related to tax compliance, tax advice and tax planning work.

All Other Fees

For the years ended December 31, 2010 and 2009, there were no other fees billed by Weinberg.

Pre-Approval Policies and Procedures of the Audit Committee

Our audit committee approves the engagement of our independent auditors and is also required to pre-approve all audit and non-audit services by the independent auditors as required by applicable law and the rules of any securities exchange upon which our securities may be listed.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Securities Exchange Act Section 14A, we are submitting to stockholders an advisory vote to approve the compensation paid to the Company’s named executive offices, as disclosed under the caption Election of Directors—Executive Compensation, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

The advisory vote is not binding on the Company, the Board of Directors, or management; if executive compensation is not approved by a majority of the votes cast, the Compensation Committee will take account of this fact when considering executive compensation in future years.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

RESOLVED, that the compensation paid to Company’s named executive offices, as disclosed under the caption Election of Directors—Executive Compensation, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, be, and hereby is, approved.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares on this proposal, unless you direct the holder how to vote by marking your proxy card.

PROPOSAL 4
ADVISORY VOTE TO APPROVE THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Recently enacted rules pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 also enable the Company’s stockholders to indicate how frequently they believe the Company should seek an advisory vote on the compensation of the Company’s named executive officers, such as Proposal 4 above.  Stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years or you may abstain.  The Board recommends that the Company’s stockholders select a frequency of three years, with the next such stockholder advisory vote to at the Company’s annual meeting for the fiscal year 2014.

Although the advisory vote is non-binding, the Board will review and consider the voting results when making future decisions regarding the frequency of advisory votes on executive compensation.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS TO BE HELD ONCE EVERY THREE YEARS.

PLEASE NOTE:  If your shares are held in street name, your broker, bank, custodian, or other nominee holder cannot vote your shares on this proposal, unless you direct the holder how to vote by marking your proxy card.

GENERAL

Management does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of Sino Clean may solicit proxies without additional compensation, by telephone or other electronic means. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Sino Clean’s SEC filings made electronically through the SEC's EDGAR system are available to the public at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

We will only deliver one Proxy Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Proxy Statement and any future annual reports and proxy or information statements to any security holder at a shared address to which a single copy of this Proxy Statement was delivered, or deliver a single copy of this Proxy Statement and any future annual reports and proxy or information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company at following address: Room 1502, Building D, Wangzuo International City Building, No. 1 Tangyan Road,  Gaoxin District, Xi’an, Shaanxi Province, the People’s Republic of China.

Sino Clean will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2010 (as filed with the SEC), including the financial statements contained therein. All such requests should be directed to Room 1502, Building D, Wangzuo International City Building, No. 1 Tangyan Road,  Gaoxin District, Xi’an, Shaanxi Province, the People’s Republic of China; telephone +86 88447960 ext. 802.

STOCKHOLDER PROPOSALS

The Annual Meeting of Stockholders for the fiscal year ending December 31, 2011 is expected to be held in November 2012. Any stockholder proposal intended to be included in the Company's Proxy Statement and form of proxy for presentation at the 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company not later than June 27, 2012. As to any proposal submitted for presentation at the 2012 Meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2012 Meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before September 10, 2012.

By Order of the Board of Directors,

/s/ Baowen Ren
Name: Baowen Ren
Title: Chief Executive Officer

October 14, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
SINO CLEAN ENERGY INC.
TO BE HELD ON NOVEMBER 18, 2011

The stockholder(s) hereby appoints Baowen Ren and Wendy Fu, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card and as they shall determine regarding such other business or may properly come before the meeting, all of the shares of common stock of Sino Clean Energy Inc. that the stockholder is entitled to vote at the 2011 annual meeting of stockholders to be held at 9:00 am, PRC Time on November 18, 2011, at the offices of the company at Room 1502, Building D, Wangzuo International City Building, No. 1 Tangyan Road,  Gaoxin District, Xi’an, Shaanxi Province, the People’s Republic of China, and any adjournment or postponement thereof with like effect as if the stockholder were personally present and voting hereby revokes any proxy or proxies heretofore given.

This proxy, when properly executed, will be voted in the manner directed herein.  If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

1.           ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

1. Baowen Ren	2. Wenjie Zhang
3. Zhixin Jing	4. Peng Zhou
5. Paul Chiu

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.

2.           RATIFICATION OF INDEPENDENT ACCOUNTANTS, FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.           APPROVAL OF EXECUTIVE COMPENSATION

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.           RECOMMENDATION BY NON-BINDING VOTE THE FREQUENCY OF EXECUTIVE COMPENSATION VOTES.

☐	1 YEAR	☐	2 YEARS	☐	3 YEARS	☐	ABSTAIN

1

PLEASE MARK, DATE AND SIGN YOUR PROXY CARD AND MAIL IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, OR FAX OR EMAIL TO (972) 612-4122 OR SIGNATURESTOCKTRANSFER.MSN.COM AS SOON AS POSSIBLE.

☐           I plan on attending the Annual Meeting.

Name as it appears on certificate___________________________________________________
(print please)

Certificate No(s).____________________________Share Quantity_______________________

Signature________________________________________ Date__________________

Signature________________________________________ Date__________________

NOTE:  Please mark, date and sign this proxy card and return it in the accompanying envelope, or fax or email a copy to (972) 612-4122 or signaturestocktransfer.msn.com.  Please sign as your name appears hereon.  If shares are registered in more than one name, all owners should sign.  If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority.  Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

Please use the space below to update address information if applicable:

2